Jennison Natural Resources Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


            					January 26, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Jennison Natural Resources Fund, Inc.
File No. 811-05206


Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Natural Resources Fund, Inc. for the six-month period ended November 30, 2004. The Form N-SAR was filed using the EDGAR system.

Very truly yours,

/s/ Deborah A. Docs
Deborah A. Docs
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of January 2005.







Jennison Natural Resources Fund, Inc.





Witness: /s/ Deborah A. Docs			By:/s/ Grace C. Torres
               Deborah A. Docs	  	          Grace C. Torres
               Assistant Secretary		          Treasurer





























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